EXHIBIT 21

                                SUBSIDIARIES




                                              State of
                Name                        Incorporation           Name Under Which Business is Done
- - --------------------------------------      -------------      -------------------------------------------


Information Decisions, Inc.                 Michigan           Information Decisions, Inc. in Michigan,
                                                               Carolina Computer Stores in North Carolina,
                                                               and Micro Control in Pennsylvania

System Constructs, Inc.                     New York           System Constructs, Inc.

SofTech Investments, Inc.                   Massachusetts      SofTech Investments, Inc.

AMG Associates, Inc.                        Maryland           Inactive

Compass, Inc.                               Massachusetts      Inactive

SofTech Microsystems, Inc.                  Massachusetts      Inactive

Engineering and Support Services, Inc.      Massachusetts      Inactive

TriSource, Inc.                             Massachusetts      Inactive